Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162914) of Peoples Educational Holdings, Inc. on Form S-8 of our report dated August 15, 2011 appearing in this Annual Report on Form 10-K of Peoples Educational Holdings, Inc. for the year ended May 31, 2011.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
August 15, 2011

46